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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1995, with respect to the consolidated financial statements of Slash Corporation included in the Registration Statement on Form S-1 and related Prospectus of GT Interactive Software Corporation for the registration of shares of its Common Stock.

                                          EIDE HELMEKE PLLP

October 14, 1996
Minneapolis, Minnesota